UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2007

Mitek Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-15235	87-0418827
(Commission File Number)	(IRS Employer Identification No.)

8911 Balboa Ave, Suite B, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(858) 503-7810
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Final Settlement of Remaining Fees and Expenses Related to Terminated Merger Agreement with Parascript, LLC

As previously reported, Mitek accrued a variety of fees and expenses in connection with its now-terminated merger agreement with Parascript LLC., a Wyoming limited liability company, including certain fees and expenses which were owed to the lender which was to provide financing for the merger.

The Company conducted discussions with the service providers who had provided merger related services and the Company has been able to settle all outstanding merger-related obligations. Because the Company’s merger-related obligations were reflected in the Company’s financial statements contained within its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, the Company anticipates the merger-related obligations will have no impact on the Company’s income statement to be contained in its Quarterly Report on Form 10-QSB for the quarter ending June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalcf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

Date: May 24, 2007	By:	/s/ James B. DeBello
James B. DeBello President and Chief Executive Officer